UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 4, 2013

BRT REALTY TRUST
(Exact name of Registrant as specified in charter)

Massachusetts	001-07172	13-2755856
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

516-466-3100
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01   Other Events.

On or about October 4, 2013, our wholly-owned subsidiary entered into a joint venture with White Oak Houston, LP.  Contemporaneously therewith, the joint venture purchased a 798 unit multi-family property located at 6425 Westheimer Road, Houston, TX  77057, from Post Palms at West, LLC.  The joint venture paid approximately $37.2 million for the property (including the $32.8 million purchase price, approximately $2.9 million reserve for renovations and $1.5 million for, among other things,  third party acquisition costs, insurance and real estate tax escrows), of which approximately $24.1 million was financed.  We contributed approximately $10.5 million to the joint venture in exchange for an 80% equity interest therein.

The $24.1 million loan bears interest at the rate of 4.85% per annum, is interest only until May 2015, amortizes on a 30 year amortization schedule thereafter, matures in October 2018, is secured by the acquired property, provides for customary events of default and is non-recourse to us and our subsidiary.

Section 9 – Financial Statements and Exhibits

Item 9.01.   Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired

The financial statements, if any, required by this item will be filed by December 18, 2013.

(b)           Pro Forma Financial Information

The pro forma financial information, if any, required by this item will be filed by December 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRT REALTY TRUST

Date: October 10, 2013	By:	/s/ David W. Kalish
David W. Kalish
Senior Vice President - Finance